UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2004

ROCHESTER MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	0-18933	41-1613227

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

One Rochester Medical Drive, Stewartville, MN 55976

(Address of principal executive offices)

Registrant’s telephone number, including area code:	(507) 533-9600

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

     On June 14, 2004, Rochester Medical, Inc. (the “Company”) issued a press release announcing FDA clearance for the advanced Hydrophilic Antibacterial Intermittent Catheter. The Company also announced its current expectations regarding the Company’s financial performance for the third quarter of fiscal 2004. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press Release, dated June 14, 2004, issued by Rochester Medical Corporation

Item 9. Regulation FD Disclosure.

     The information disclosed under Item 5, “Other Events,” above also is intended to be disclosed under this Item 9 and is incorporated herein by reference.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 14, 2004

ROCHESTER MEDICAL CORPORATION
By:	/s/ David A. Jonas
David A. Jonas
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated June 14, 2004, issued by Rochester Medical Corporation